Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of E2open Parent Holdings, Inc. (the “Company”) on Form 10-K for the fiscal year ended February 29, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 29, 2024	By:	/s/ Marje Armstrong
	Name:	Marje Armstrong
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)